Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-98106; 333-120519; 333-156279; 333-154275; 333-152624; 333-160266; 333-167009; and 333-174428) and the Registration Statement on Form S-3 (No. 333-160657) of Radian Group Inc. of our report dated February 29, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 29, 2012